EXHIBIT (b)

 I, James A. Bowen, Chairman of the Board, President and Chief Executive Officer of First Trust Exchange-Traded Fund (the "Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date: February 19, 2010          /s/ James A. Bowen
      -------------------------  ----------------------------------------------
                                 James A. Bowen, Chairman of the Board,
                                 President and Chief Executive Officer
                                 (principal executive officer)



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I, Mark R. Bradley, Treasurer, Controller, Chief Financial Officer and
Chief Accounting Officer of First Trust Exchange-Traded Fund (the
"Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date: February 19, 2010          /s/ Mark R. Bradley
      -------------------------  ----------------------------------------------
                                 Mark R. Bradley, Treasurer, Controller, Chief
                                 Financial Officer and Chief Accounting Officer
                                 (principal financial officer)